UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Cash Private Placement

On September 19, 2025, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario ("Flora" or the "Company"), entered into a securities purchase agreement (the "Cash Securities Purchase Agreement") with certain investors (the "Cash Investors") in connection with the issuance and sale by the Company to the Cash Investors via a private placement (the “Cash Private Placement”) of an aggregate of 116,340 common shares of the Company, no par value per share (each, a “Common Share”), at a purchase price of US$25.19 per share (the “Cash Common Shares”) and 425,929 pre-funded warrants of the Company at a purchase price of US$25.1899 per warrant (the “Cash Pre-funded Warrants”) each to purchase one Common Share of the Company (each, a “Cash Pre-funded Warrant Share”) which shall be exercisable upon shareholder approval under Nasdaq Listing Rules (the “Shareholder Approval”) and expire when exercised in full, at an exercise price of US$0.0001 per share. Each Common Share and Pre-funded Warrant issued in the Cash Private Placement was bundled with 0.2 of a Common Share purchase warrant (each full warrant, a “Cash Common Warrant”). Each Cash Common Warrant shall be exercisable for one Common Share upon Shareholder Approval for 1,825 calendar days at an exercise price of US$25.19 (each, a “Cash Warrant Share”). Closing of the Cash Private Placement is expected on or about September 26, 2025.

The Company has agreed to file a re-sale registration statement on Form S-3 registering the Cash Common Shares, Cash Pre-funded Warrant Shares and Cash Warrant Shares no later than the six-month anniversary of Shareholder Approval of the issuance of the Cash Pre-funded Warrant Shares and Cash Warrant Shares at a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”).

The net proceeds from the sale of the Cash Common Shares and Cash Pre-funded Warrants were approximately US$13,660,000 after deducting estimated expenses relating to the Cash Private Placement. The Company intends to use the net proceeds of the sale of the Cash Common Shares and Cash Pre-funded Warrants to further the Company’s new digital asset treasury strategy linked to  $0G, the native token of the 0G Chain, a layer-1 blockchain designed to enable users to deploy and operate decentralized artificial intelligence (AI) applications and data (the “Tokens” and each a “Token”), and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

The Cash Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Cash Investors. Additionally, the Company has agreed to provide the Cash Investors with customary indemnification under the Cash Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to pay the reasonable fees and expenses of counsel for certain Cash Investors, in an amount not to exceed US$150,000.

The foregoing description of the Cash Pre-funded Warrants, Cash Common Warrants and the Cash Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the form of Cash Pre-funded Warrant, Cash Common Warrant and the form of Cash Securities Purchase Agreement, copies of which are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1 respectively, to this Report on Form 8-K and are incorporated by reference herein.

Token Private Placement

On September 19, 2025, the Company entered into a securities purchase agreement (the "Token Securities Purchase Agreement") with certain investors (the "Token Investors") in connection with the issuance and sale by the Company to the Token Investors via a private placement (the “Token Private Placement”) of an aggregate of 8,546,955 pre-funded warrants of the Company at a purchase price of US$25.1899 per warrant (the “Token Pre-funded Warrants” and together with the Cash Pre-funded Warrants and the Cash Common Warrants, the “Warrants”) each to purchase one Common Share (each, a “Token Pre-funded Warrant Share” and together with the Cash Pre-funded Warrant Shares and the Cash Warrant Shares, the “Warrant Shares”) which shall be exercisable upon Shareholder Approval and expire when exercised in full, at an exercise price of US$0.0001 per share. The purchase price of each Token Pre-funded Warrant shall be paid in the form of Tokens, with each token having a deemed value of US$3.00 in accordance with the valuation mutually agreed upon by the Company and the Token Investors. Closing of the Token Private Placement is expected on or about September 26, 2025.

The Company has agreed to file a re-sale registration statement on Form S-3 registering the Token Pre-funded Warrant Shares no later than the six-month anniversary of the date of Shareholder Approval at the Shareholder Meeting.

In connection with the Token Private Placement, the Company received 71,766,135 Tokens. Such Tokens, when converted into cash, have an aggregate value of approximately US$215,297,806, based upon the agreed upon value of US$3 per Token. Accordingly, the net proceeds from the sale of the Token Pre-funded Warrants were approximately US$215,297,806. The Company intends to use the Tokens received as consideration for the sale of the Token Pre-funded Warrants to further the Company’s new digital asset treasury strategy linked to the Tokens, and to explore and expand the use of the native AI functionality of the Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

The Token Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Token Investors. Additionally, the Company has agreed to provide the Token Investors with customary indemnification under the Token Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay the reasonable fees and expenses of counsel for certain Token Investors, in an amount not to exceed US$150,000.

The foregoing description of the Token Pre-funded Warrants and the Token Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the form of Token Pre-funded Warrant and the form of Token Securities Purchase Agreement, copies of which are attached as Exhibit 4.2 and Exhibit 10.2 respectively, to this Report on Form 8-K and are incorporated by reference herein.

Note Private Placement

On September 19, 2025, the Company, entered into a securities purchase agreement (the "Note Securities Purchase Agreement") with DeFi Development Corp, a Delaware corporation (the "Note Investor") in connection with the issuance by the Company to the Note Investor via a private placement (the “Note Private Placement” and together with the Cash Private Placement and Token Private Placement, the “Private Placements”) of an unsecured convertible note in an aggregate original principal amount of Solana with a current value of US$22,880,000 (the “Note”). Closing of the Note Private Placement is expected on or about September 26, 2025.

The Note accrues interest payable in Solana at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an “Interest Payment Date”). At the option of the Company, provided, however, that with respect to any Interest Payment Date through and including September 30, 2026, accrued interested for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Solana principal amount. Upon Shareholder Approval at the Shareholder Meeting, the Note and accrued and unpaid interest are convertible into Common Shares (the “Note Shares”) at a conversion ratio of the U.S. Dollar Value (as defined in the Note) of Solana divided by US$33.34.

In connection with the Note Private Placement, the Company received 95,333.3333 Solana. The Company intends to use the Solana from the issuance of the Note to further the Company's new digital asset treasury strategy.

The Note Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Note Investor. Additionally, the Company has agreed to provide the Note Investor with customary indemnification under the Note Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Note Private Placement, including all fees and expenses of its professional advisors, were paid by the party incurring such expense.

The foregoing description of the Note Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the form of Note and the form of Note Securities Purchase Agreement, copies of which are attached as Exhibit 4.3 and Exhibit 10.3 respectively, to this Report on Form 8-K and are incorporated by reference herein.

Zero Gravity Private Placement

On September 19, 2025, the Company entered into a loan agreement (the “Loan Agreement”) between the Company and Zero Gravity Labs Inc. (the “Zero Gravity”), pursuant to which the Company agreed to borrow Tokens from Zero Gravity and agreed to issue to Zero Gravity 1,786,423 common share purchase warrants of the Company (the "Loan Agreement Warrants") each to purchase one Common Share at an exercise price of USD$0.01 per share.

On September 22, 2025, the Company, entered into a securities purchase agreement (the "Zero Gravity Securities Purchase Agreement") with Zero Gravity for the issuance of a convertible note (the “Zero Gravity Convertible Note”) that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing as described  below).

Pursuant to the Zero Gravity Securities Purchase Agreement, in the event that the Zero Gravity Convertible Note is not issued on or prior to October 22, 2025 (the “Outside Date”),  the Zero Gravity Securities Purchase Agreement, and the Zero Gravity Convertible Note shall be automatically cancelled and terminated in their entirety with no further action from either Party (the “Early Termination”). Upon occurrence of the Early Termination, the Loan Agreement and Loan Agreement Warrants shall remain in full force and effect (collectively, the “Prior Loan Documents”) with an effective date of September 19, 2025. In the event that the Zero Gravity Convertible Note is issued on or prior to the Outside Date, then the Prior Loan Documents shall be automatically cancelled and terminated in their entirety.

Pursuant to the Zero Gravity Convertible Note, in connection with the issuance by the Company to Zero Gravity via a private placement (the “Zero Gravity Private Placement” and together with the Cash Private Placement, Token Private Placement and Note Private Placement the “Private Placements”) of an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000. Closing of the Zero Gravity Private Placement is expected on or about September 26, 2025.

The Zero Gravity Convertible Note accrues interest payable in Tokens at a rate of eight percent (8.0%) per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31, beginning September 30, 2025 (each such date, an “Interest Payment Date”). At the option of the Company, provided, however, that with respect to any Interest Payment Date through and including September 30, 2026, accrued interested for the applicable period can be payable in-kind by capitalizing and adding such accrued interest to the outstanding Token principal amount. Upon Shareholder Approval at the Shareholder Meeting, the Zero Gravity Convertible Note and accrued and unpaid interest are convertible into Common Shares (the “Zero Gravity Note Shares”) at a conversion ratio of the U.S. Dollar Value (as defined in the Zero Gravity Convertible Note) of Tokens divided by US$33.34, subject to updates in accordance with the terms of the Zero Gravity Convertible Note.

In connection with the Zero Gravity Private Placement, the Company received 50,000,000 Tokens. The Company intends to use the Tokens from the issuance of the Zero Gravity Convertible Note to further the Company’s new digital asset treasury strategy.

The Zero Gravity Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Note Investor. Additionally, the Company has agreed to provide the Zero Gravity with customary indemnification under the Zero Gravity Securities Purchase Agreement against certain liabilities, including liabilities under the Securities Act. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Zero Gravity Private Placement, including all fees and expenses of its professional advisors, were paid by the party incurring such expense.

The foregoing description of the Zero Gravity Securities Purchase Agreement and Zero Gravity Convertible Note is only a summary and is qualified in its entirety by reference to the complete text of the form of Zero Gravity Convertible Note and the form of Zero Gravity Securities Purchase Agreement, copies of which are attached as Exhibit 4.4 and Exhibit 10.4 respectively, to this Report on Form 8-K and are incorporated by reference herein.

Equity Transfer and Debt Repayment Agreement

On September 20, 2025, the Company entered into an Equity Transfer and Debt Repayment Agreement (the "Equity Transfer Agreement"), by and among the Company, the Company's wholly-owned subsidiaries, Flora Growth US Holdings Corp. and Phatebo GmbH (together with the Company, "Transferors"), Flora Growth US Holdings LLC ("Lender"), and 2200049 Alberta Inc., Mercury II Acquisitions Corp., Brett Sandman, Chris Tilson, Clifford Starke, Sammy Dorf and Stephen Iacona (collectively, the "Noteholders").

Subject to the terms and conditions set forth in the Equity Transfer Agreement:

(i) the Noteholders will contribute promissory notes, which were issued by Flora to the Noteholders on January 30, 2025 and have an aggregate outstanding balance of US$2,222,143 (collectively, the “Promissory Notes”), to Lender, a newly-formed entity, in exchange for pro rata membership interests in Lender; and

(ii) thereafter, Transferors will transfer to Lender, in full satisfaction and repayment of the Promissory Notes, all of Transferors’ equity interests in the Transferred Companies (as defined below), which collectively comprise the Company’s hemp and cannabis-related business (the “Disposition”).

The "Transferred Companies" include the following wholly-owned subsidiaries of Transferors:  Australian Vaporizers Pty LTD; Vessel Brand Canada Inc; Klokken Aarhus Inc.; (iv) Rangers Pharmaceuticals A/S; TruHC Pharma GmbH; Vessel Brand Inc.; High Roller Private Label LLC; Just Brands LLC; Just Brands FL LLC; Just Brands International LTD; United Beverage Distribution Inc.; and Phatebo Pharma EOOD. As part of the Disposition, the Company will also transfer to Lender its minority equity interest in Hoshi International Inc.

The closing of the Disposition is expected to occur no later than September 26, 2025.

The Equity Transfer Agreement contains limited representations and warranties of the parties, in addition to covenants, closing conditions and indemnities customary for a transaction of this nature. The representations, warranties and covenants contained in the Equity Transfer Agreement were made only for purposes of such agreement and as of specific dates; were made solely for the benefit of the parties; may not have been intended to be statements of fact, but rather as a method of allocating risk and governing the contractual rights and obligations of the parties; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on such representations, warranties or covenants as statements of fact with respect to the parties or any of their respective subsidiaries or affiliates.

The foregoing description of the Equity Transfer Agreement does not purport to be complete and is qualified in its entirety by the full text of the Equity Transfer Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

This Form 8-K includes pro formas under Item 9.01, Financial Statements and Exhibits, of Form 8-K. A description of the Disposition to which this 8-K relates to is shown above.

The information under the header "Equity Transfer and Debt Repayment Agreement" in Item 1.01 of this Current Report on Form 8-K regarding the Disposition is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under the headers “Note Private Placement” and “Loan Agreement” in Item 1.01 of this Current Report on Form 8-K regarding the Note and Loan Agreement are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information under the headers “Cash Private Placement”, “Token Private Placement”, “Note Private Placement” and “Loan Agreement” in Item 1.01 of this Current Report on Form 8-K regarding the Private Placements is incorporated herein by reference. The Cash Common Shares, Warrants, Warrant Shares, the Notes, the Note Shares and Loan Agreement Warrants and Common Shares underlying the Loan Agreement Warrants have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors and Officers

On September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company. Mr. Starke did not resign as a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices. Mr. Starke will remain as a strategic advisor to the Company's Chief Executive Officer.

On September 20, 2025, Mr. Sammy Dorf resigned as the Executive Chaiman of the Company. Mr. Dorf did not resign as a result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Appointment of Directors and Officers

On September 20, 2025, the Board of Directors (the "Board") appointed Mr. Daniel Reis-Faria as a non-independent director of the Board. Mr. Reis-Faria's initial term as a director will expire at the Company's next annual meeting of stockholders or his earlier resignation or removal.

In connection with his appointment to the Board, Mr. Reis-Faria, age 36, is also being appointed as an executive officer of the Company effective September 20, 2025 and will hold the position of Chief Executive Officer of the Company.

Since June 2017, Mr. Reis-Faria has served as founder and Chief Executive Officer of Erebor Group, a privately owned investment firm focused on cybersecurity and AI. Prior to this Mr. Reis-Faria was the President, North America and Chief Security Officer of OARO from July 2019 through January 2022. Mr. Reis-Faria holds a bachelor’s degree and a master’s degree in computer science from Universidade de Coimbra. The Company believes Mr. Reis-Faria is qualified to serve on its Board because of his expertise in AI, cybersecurity and entrepreneurship.

Mr. Reis-Faria will not receive any compensation for his role as a director of the Board.

As of the date of this Current Report on Form 8-K, Mr. Reis-Faria does not have any family relationship with any director or executive officer of the Company.  As of the date of this Current Report on Form 8-K, neither Mr. Reis-Faria nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K except that Mr. Reis-Faria participated as an investor in the Token Private Placement in which he contributed 50,000,000 Tokens to the Company, with such Tokens, when converted into cash, have an aggregate value of approximately US$150,000,000, based upon the agreed upon value of US$3 per Token,  and was issued 5,954,743 Token Pre-funded Warrants at a purchase price of US$25.1899 per Pre-funded Warrant having an approximate dollar value of US$149,999,977.

On September 20, 2025, the Board appointed Mr. Michael Heinrich as a non-independent director of the Board. Mr. Heinrich's initial term as a director will expire at the Company's next annual meeting of stockholders or his earlier resignation or removal.

In connection with his appointment to the Board, Mr. Heinrich, age 42, is also being appointed as an executive officer of the Company effective September 20, 2025 and will hold the position of Executive Chairman of the Board.

Michael Heinrich is a serial entrepreneur and has served as the Co-Founder and Chief Executive Officer of 0G Labs, a Layer-1 blockchain platform dedicated to creating decentralized infrastructure to make AI a public good, since 2023. Before 0G Labs, in March 2014, he founded Garten (formerly Oh My Green), a corporate wellness company, which grew rapidly, raising venture capital (including via Y Combinator), earning major corporate clients like Apple, scaling close to US$100,000,0000 in contracted ARR. His professional earlier career includes roles at Microsoft, SAP, Bain & Company, and Bridgewater Associates. Michael Heinrich holds bachelor degrees in political economy, ISF / cognitive science from the University of California, Berkeley and a master’s degree in management science & engineering from Stanford University and has done post-graduate research at the Harvard Business School. Michael Heinrich has received awards such as Forbes 40 under 40, top Technologist, top Ycombinator company, best of iTunes U course, and top Entrepreneur. The Company believes Mr. Heinrich is qualified to serve on its Board because of his expertise in AI, cybersecurity and entrepreneurship.

Mr. Heinrich will not receive any compensation for his role as a director of the Board.

As of the date of this Current Report on Form 8-K, ¬Mr. Heinrich, does not have any family relationship with any director or executive officer of the Company. As of the date of this Current Report on Form 8-K, neither Mr. Heinrich, nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K except that Mr. Heinrich is the Chief Executive Officer of Zero Gravity, a party to the Zero Gravity Securities Purchase Agreement, in which Zero Gravity contributed 50,000,000 Tokens to the Company, with such Tokens, when converted into cash, have an aggregate value of approximately US$150,000,000, based upon the agreed upon value of US$3 per Token, and was issued the Zero Gravity Note in an aggregate original principal amount of Tokens with a current value of US$150,000,000 in accordance with the terms of the Zero Gravity Securities Purchase Agreement as described in Item 1.01 of this Current Report on Form 8-K and as set forth as Exhibit 10.4 to this Current Report on Form 8-K.

Chief Executive Officer Employment Agreement

Daniel Reis-Faria and the Company, entered into an employment agreement on September 20, 2025 (the "Reis-Faria Agreement"), pursuant to which Mr. Reis-Faria will serve as the Chief Executive Officer of the Company.  The term of the Reis-Faria Agreement is for an indefinite period, unless sooner terminated in accordance with the agreement.

The Reis-Faria Agreement provides for a base salary of US$600,000 (as may be increased by the Board) applied retroactively to the date of appointment as Chief Executive Officer of the Company and the opportunity to participate in any equity compensation plan offered to other senior executives of the Company.

The Reis-Faria Agreement provides that upon execution thereof, Mr. Reis-Faria shall be granted stock options ("Stock Options"), subject to shareholder approval,  valued at 3% of the pro-forma shares of the Company's Common Shares outstanding and deemed outstanding as of the date of such shareholder approval, calculated in accordance with the terms of the Reis-Faria Agreement. The Stock Options will be exercisable at US$27.20 per share and have a term of 10 years from issuance. The Stock Options will vest based on the Company's volume weighted average price ("VWAP") of the Company's Common Shares as follows:

Percentage of Options Vested	At or above the following VWAP on any trading day
20%	$40.80
20%	$54.40
20%	$68.00
20%	$81.60
20%	$95.20

The Mr. Reis-Faria will have the choice of receiving Stock Appreciation Rights ("SARs") in lieu of Stock Options and shall have the choice to settle the Stock Options on a cashless basis.

In addition, upon termination of the Reis-Faria Agreement without "Cause" or resignation by Mr. Reis-Faria for "Good Reason," as those terms are defined in the Reis-Faria Agreement, Mr. Reis-Faria will, conditioned upon his execution of a separation and release agreement, be eligible to receive a payment equal to twenty-four months of his base salary, which shall be paid in a lump sum.

In the event Mr. Reis-Faria is terminated without “Cause” or Mr. Reis-Faria resigns for “Good Reason” six months prior to or following a “Change in Control,” as those terms are defined in the Reis-Faria Agreement, Mr. Reis-Faria will, conditioned upon his execution of a separation and release agreement, be eligible to receive the payments set forth above plus an additional six months of his base salary (for a total of thirty months), which shall be paid in a lump sum.

A copy of the Reis-Faria is set forth as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Reis-Faria Agreement in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the actual terms of the Reis-Faria Agreement.

Chief Financial Officer Employment Agreement

Dany Vaiman and the Company, entered into an employment agreement on September 20, 2025 (the "Vaiman Agreement"), pursuant to which Mr. Vaiman will continue to serve as the Chief Financial Officer of the Company.  The term of the Vaiman Agreement is for an indefinite period, unless sooner terminated in accordance with the agreement.

The Vaiman Agreement provides for a base salary of US$350,000 (as may be increased by the Board) applied retroactively to the date of appointment as Chief Financial Officer of the Company and the opportunity to participate in any equity compensation plan offered to other senior executives of the Company.

The Vaiman Agreement provides that upon execution thereof, Mr. Vaiman shall be granted Stock Options, subject to shareholder approval, valued at 1.5% of the pro-forma shares of the Company's Common Shares outstanding and deemed outstanding as of the date of such shareholder approval, calculated in accordance with the terms of the Vaiman Agreement. The Stock Options will be exercisable at US$27.20 per share and have a term of 10 years from issuance. The Stock Options will vest based on the Company's VWAP of the Company's Common Shares as follows:

Percentage of Options Vested	At or above the following VWAP on any trading day
20%	$40.80
20%	$54.40
20%	$68.00
20%	$81.60
20%	$95.20

The Mr. Vaiman will have the choice of receiving SARs in lieu of Stock Options and shall have the choice to settle the Stock Options on a cashless basis.

In addition, upon termination of the Vaiman Agreement without "Cause" or resignation by Mr. Vaiman for "Good Reason," as those terms are defined in the Vaiman Agreement, Mr. Vaiman will, conditioned upon his execution of a separation and release agreement, be eligible to receive a payment equal to twenty-four months of his base salary, which shall be paid in a lump sum.

In the event Mr. Vaiman is terminated without "Cause" or Mr. Vaiman resigns for "Good Reason" six months prior to or following a "Change in Control," as those terms are defined in the Vaiman Agreement, Mr. Vaiman will, conditioned upon his execution of a separation and release agreement, be eligible to receive the payments set forth above plus an additional six months of his base salary (for a total of thirty months), which shall be paid in a lump sum.

A copy of the Vaiman Agreement is set forth as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Vaiman Agreement in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the actual terms of the Vaiman Agreement.

Executive Chairman Employment Agreement

Michael Heinrich and the Company, entered into an employment agreement on September 20, 2025 (the "Heinrich Agreement"), pursuant to which Mr. Heinrich will serve as the Executive Chairman of the Company.  The term of the Heinrich Agreement is for an indefinite period, unless sooner terminated in accordance with the agreement.

The Heinrich Agreement provides for a base salary of US$600,000 (as may be increased by the Board) applied retroactively to the date of appointment as Executive Chairman of the Company and the opportunity to participate in any equity compensation plan offered to other senior executives of the Company.

The Heinrich Agreement provides that upon execution thereof, Mr. Heinrich shall be granted Stock Options, subject to shareholder approval, valued at 3% of the pro-forma shares of the Company's Common Shares outstanding and deemed outstanding as of the date of such shareholder approval, calculated in accordance with the terms of the Heinrich Agreement. The Stock Options will be exercisable at US$27.20 per share and have a term of 10 years from issuance. The Stock Options will vest based on the Company's VWAP of the Company's Common Shares as follows:

Percentage of Options Vested	At or above the following VWAP on any trading day
20%	$40.80
20%	$54.40
20%	$68.00
20%	$81.60
20%	$95.20

The Mr. Heinrich will have the choice of receiving SARs in lieu of Stock Options and shall have the choice to settle the Stock Options on a cashless basis.

In addition, upon termination of the Heinrich Agreement without "Cause" or resignation by Mr. Heinrich for "Good Reason," as those terms are defined in the Heinrich Agreement, Mr. Heinrich will, conditioned upon his execution of a separation and release agreement, be eligible to receive a payment equal to twenty-four months of his base salary, which shall be paid in a lump sum.

In the event Mr. Heinrich is terminated without "Cause" or Mr. Heinrich resigns for "Good Reason" six months prior to or following a "Change in Control," as those terms are defined in the Heinrich Agreement, Mr. Heinrich will, conditioned upon his execution of a separation and release agreement, be eligible to receive the payments set forth above plus an additional six months of his base salary (for a total of thirty months) , which shall be paid in a lump sum.

A copy of the Heinrich Agreement is set forth as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Heinrich Agreement in this Current Report on Form 8-K is only a summary and is qualified in its entirety by reference to the actual terms of the Heinrich Agreement.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information of the Company, giving effect to the disposition of the assets in the Disposition, which includes the unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2024 and for the six months ended June 30, 2025 and the related notes, are incorporated herein by reference as Exhibit 99.2 hereto.

The Disposition is considered a significant disposition for purposes of Item 2.01 of Form 8-K. Accordingly, the Company has prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-K.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the sale of assets under the Equity Transfer Agreement as if it had occurred on June 30, 2025, the date of the Company's most recently filed balance sheet. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024 and the six months ended June 30, 2025 gives effect to the sale of assets under the Agreement as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with: (i) the audited consolidated financial statements and notes as of and for the year ended December 31, 2024 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the "SEC") on March 24, 2025 and (ii) the Company's unaudited condensed consolidated financial statements and notes as of and for the period ended June 30, 2025 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-Q for the quarterly period ended June 30, 2025 filed with the SEC on August 1, 2025.

The unaudited pro forma financial information included in this Form 8-K has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the disposition of the assets in the sale of the Cannabis Business occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the disposition.

(d) Exhibits

4.1	Form of Pre-funded Warrant dated as of September 19, 2025
4.2	Form of Common Warrant dated as of September 19, 2025
4.3	Form of Convertible Note dated as of September 19, 2025
4.4	Form of Convertible Note dated as of September 22, 2025
10.1†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Cash Investors identified therein
10.2†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Token Investors identified therein
10.3†	Form of Securities Purchase Agreement, dated as of September 19, 2025, by and between the Company and the Note Investor identified therein
10.4†	Form of Securities Purchase Agreement, dated as of September 22, 2025, by and between the Company and Zero Gravity Labs Inc.
10.5	Equity Transfer and Debt Repayment Agreement, dated as of September 20, 2025
10.6#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Daniel Reis-Faria
10.7#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Dany Vaiman
10.8#	Employment Agreement, dated September 20, 2025, by and between Flora Growth Corp. and Michael Heinrich
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Flora Growth Corp.
104	Cover Page Interactive Data File (formatted as inline XBRL)
#	Management contract or compensation plan or arrangement.
†	Portions of this exhibit have been omitted in accordance with the rules of the SEC. Flora Growth Corp. agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: September 23, 2025	By:	/s/ Dany Vaiman
	Name:	Dany Vaiman
	Title:	Chief Financial Officer